Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-179219) on Form S-8 of eMagin Corporation and subsidiary of our report dated March 11, 2013, relating to our audits of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of eMagin Corporation for the year ended
December 31, 2012.

Seattle, Washington
March 11, 2013